UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 1, 2025

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XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On August 1, 2025, the Board of Directors (the “Board”) of Xtant Medical Holdings, Inc. (the “Company”) elected Abhinav (Abi) Jain and Tyler Lipschultz to the Board, in each case effective immediately. Mr. Jain was appointed to serve as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board and Mr. Lipschultz was appointed to serve as a member of the Audit Committee and Compensation Committee of the Board, in each case effective immediately.

Since July 2019, Mr. Jain has served as an Analyst at Nantahala Capital Management, LLC, an investment management company focused on investments in various sectors, including specialty and generic pharmaceuticals and medtech, and the beneficial owner of 49.1% of the outstanding common stock of the Company (“Nantahala”). From 2015 to 2017, Mr. Jain was an Associate at Angelo, Gordon & Co., an alternative asset manager. At Angelo, Gordon & Co., Mr. Jain focused on private equity and structured credit investments. Mr. Jain currently serves as a member of the board of directors of Aytu Biopharma, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company, and Talphera, Inc. (NASDAQ: TLPH), a specialty pharmaceutical company. He graduated from Massachusetts Institute of Technology in 2012 with an S.B. in Chemical-Biological Engineering and from The Wharton School of the University of Pennsylvania in 2019 with an M.B.A. with honors in Finance and Entrepreneurial Management. Mr. Jain’s financial expertise and experience contributes valuable experience to the Board.

Mr. Lipschultz has over 35 years of leadership experience in orthopaedics, spine, and biologics. He currently serves as President of LocateBio, Inc., a U.S. subsidiary of a biotechnology company in England, a position he has held since November 2024. Prior to LocateBio, Mr. Lipschultz served as President, Global Biologics at Orthofix Medical Inc., a global medical technology company, from January 2023 until July 2025. Prior to Orthofix, Mr. Lipschultz served as Senior Vice President, Orthobiologics and Business Development of SeaSpine Holdings Corporation, a global medical technology company focused on surgical solutions for the treatment of spinal disorders, from February 2018 until its acquisition by Orthofix in January 2023, and prior to that position, served as Vice President, Orthobiologics and Business Development of SeaSpine from July 2015 to February 2018. From June 2008 to March 2015, Mr. Lipschultz held positions of increasing responsibility at NuVasive, Inc., a publicly traded medical device company, most recently serving as its Executive Vice President, Global Operations, and, prior to that, Executive Vice President, Biologics. Prior to joining NuVasive, Mr. Lipschultz was a director at ProtoStar, a medical device incubator that formed Annulex, CVRx, and VERTx, which he co-founded. In 2002, VERTx merged with Spine Wave, where Mr. Lipschultz subsequently served in a variety of roles, including Executive Vice President and General Manager of the mechanical business. Prior to ProtoStar, Mr. Lipschultz held the position of Equity Research Analyst at Piper Jaffray and served in various marketing/product management roles at Stryker Corporation, Smith & Nephew plc, and DePuy. Mr. Lipschultz received a B.A. in economics and business administration from Kalamazoo College and an M.B.A. from the executive program at Krannert School of Management at Purdue University. Mr. Lipschultz’s substantial experience in the biologics, orthopaedics, and spine industries contributes valuable experience to the Board.

As a member of the Board, each of Messrs. Abhinav and Lipschultz will receive customary non-employee director compensation and participate in plans and policies on the same basis as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement for its most recent Annual Meeting of Stockholders held on July 23, 2024. In connection with their election to the Board, the Company entered into a standard indemnification agreement with each of Messrs. Abhinav and Lipschultz, in substantially the same form that the Company has entered into with its other non-employee directors, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Messrs. Abhinav and Lipschultz were appointed to the Board at the request of Nantahala and upon a determination by the Board that their appointment and the resulting Board composition is in the best interests of the Company and its stockholders. There are no other arrangements or understandings between each of Messrs. Abhinav and Lipschultz and any other persons pursuant to which he was selected as a director of the Company. There are no arrangements between the Company and Nantahala regarding board composition or other governance rights.

As previously disclosed by the Company in a Current Report on Form 8-K filed on April 11, 2025, on April 10, 2025, ROS Acquisition Offshore LP, OrbiMed Royalty Opportunities II, LP and Royalty Opportunities S.àr.l (together, the “OrbiMed Sellers”), each of which are affiliates of OrbiMed Advisors LLC and collectively former majority stockholders of the Company, entered into a stock purchase agreement with funds affiliated with Nantahala and certain other purchasers (collectively, the “Purchasers”), pursuant to which the OrbiMed Sellers agreed to sell and sold to the Purchasers an aggregate of 73,114,592 shares of common stock of the Company at a per share price of $0.42. The Company was not a party to the stock purchase agreement, which was privately negotiated amongst the OrbiMed Sellers and the Purchasers. In this transaction, Nantahala purchased 57 million shares of common stock of the Company. To facilitate the transaction, the Company entered into a registration rights agreement with the Purchasers pursuant to which the Company agreed to prepare and file a shelf resale registration statement with the SEC for purposes of registering the resale of the shares and to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC. The Company also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the registration rights agreement. The Company filed the resale registration statement on May 12, 2025 and it became effective on May 19, 2025.

Except as set forth above, there have been no other transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, regarding each of Messrs. Abhinav and Lipschultz that are required to be disclosed under Item 404(a) of Regulation S-K.

Director Resignations

Also, on August 1, 2025, Robert McNamara and Lori Mitchell-Keller resigned as directors of the Company, effective immediately. Neither Mr. McNamara’s nor Ms. Mitchell-Keller’s decision to resign was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather was pursuant to the oral understanding between the Company and Nantahala regarding Board composition. The Company is appreciative of Mr. McNamara’s and Ms. Mitchell-Keller’s service and contributions to the Company as Board members.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Form of Indemnification Agreement for Directors and Officers (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (SEC File No. 001-34951) and incorporated by reference herein)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: August 4, 2025